Exhibit 35.2


                                  [logo] CHASE

                        SUBSERVICER COMPLIANCE STATEMENT


RE: J.P. Morgan Mortgage Acquisition Trust 2007-CH2 Asset Backed Pass-Through Certificates, Series 2007-CH2: This Pooling and Servicing Agreement, is dated as of February 1, 2007 (the "Agreement"), by and among J.P. Morgan Acceptance Corporation I, a Delaware corporation, as Depositor (the "Depositor"), J.P. Morgan Mortgage Acquisition Corp., a Delaware corporation, as Seller (the "Seller") for purposes of Section 2.03 and 2.06, JPMorgan Chase Bank, National Association, as Servicer (the "Servicer"), Deutsche Bank National Trust Company, as Trustee (the "Trustee") and Pentalpha Surveillance LLC as Trust Oversight Manager (the "Trust Oversight Manager")

The undersigned, each a duly authorized officer of Chase Home Finance LLC ("CHF"), do hereby certify that:

      (1) CHF is a Subservicer under the Agreement

      (2) A review of the activities of CHF during the calendar year ending December 31, 2007 and of the performance of CHF under the Agreement has been made under our supervision; and

      (3) To the best of our knowledge, based on such review, CHF has fulfilled all its obligations under the Agreement in all material respects throughout such year.

Capitalized terms used but not defined herein shall have the meanings assigned in the Agreement.

Date: 02/28/2008


                                Chase Home Finance LLC,
                                as Subservicer

                                By: /s/ Kim Greaves
                                    ---------------
                                Name:  Kim Greaves
                                Title: Senior Vice President
                                       Servicing Manager


                                By: /s/ Jim Miller
                                    --------------
                                Name:  Jim Miller
                                Title: Senior Vice President
                                       Default Servicing Manager